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Exhibit 10.18

SUBSCRIPTION AGREEMENT

        January 29, 2004

InfraSource Services, Inc.
500 West Dutton Mill Road
Aston, PA 19014

Attention: Terence R. Montgomery, Chief Financial Officer

        The undersigned, David Helwig ("Purchaser"), hereby agrees to subscribe for and purchase 1,493 shares of common stock, par value $0.001 per share (the "Common Stock"), of InfraSource Services, Inc., a Delaware corporation (the "Corporation"), at a price of $100 per share, for an aggregate purchase price of $149,300. The Purchaser hereby affirms that the representations and warranties made by the Purchaser in Section 4 of that certain Stock Purchase Agreement, dated as of October 13, 2003, between Purchaser and the Corporation, are true and complete as of the date hereof and will be true and complete as of the date of consummation of the sale of the Common Stock pursuant to this Subscription Agreement. Purchaser acknowledges that the Common Stock acquired hereunder shall be subject to the terms of the Stockholders' Agreement, dated September 24, 2003, by and among Purchaser, the Corporation and the other parties thereto.

DAVID HELWIG
/s/ DAVID HELWIG David Helwig
Acknowledged By:
InfraSource Services, Inc.
By:	/s/ TERENCE R. MONTGOMERY
Name:	Terence R. Montgomery
Title:	Chief Financial Officer

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SUBSCRIPTION AGREEMENT